DAVIS FUNDAMENTAL ETF TRUST

2949 East Elvira Road, Suite 101

Tucson, Arizona 85756

(520) 434-3793

CERTIFICATION

PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

KENNETH C. EICH, Principal Executive Officer, and DOUGLAS A. HAINES, Principal Financial Officer and Principal Accounting Officer of Davis Fundamental ETF Trust (the "Registrant"), each certify to the best of his or her knowledge that:

(1) The Registrant's periodic report on Form N-CSR for the period ended October 31, 2025 (the "Form N-CSR") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer	Principal Financial Officer and Principal Accounting Officer

Davis Fundamental ETF Trust	Davis Fundamental ETF Trust

/s/ Kenneth C. Eich	/s/ Douglas A. Haines

Kenneth C. Eich	Douglas A. Haines
Principal Executive Officer	Principal Financial Officer and Principal Accounting Officer
Date: December 18, 2025	Date: December 18, 2025

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Davis Fundamental ETF Trust and will be retained by Davis Fundamental ETF Trust and furnished to the Securities and Exchange Commission (the "Commission") or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. Section 1350 and is not being filed as part of the Form N-CSR filed with the Commission.